Hillman Reports Third Quarter 2022 Results

CINCINNATI, November 3, 2022 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware products and merchandising solutions, reported financial results for the thirteen and thirty-nine weeks ended September 24, 2022.

Third Quarter 2022 Highlights (Thirteen Weeks Ended September 24, 2022)
•Net sales increased 3.9% to $378.5 million compared to $364.5 million in the prior year quarter
•Net loss totaled $(9.5) million, or $(0.05) per diluted share, compared to a loss of $(32.5) million, or $(0.19) per diluted share, in the prior year quarter
•Adjusted diluted EPS1 was $0.14 per diluted share compared to $0.13 per diluted share in the prior year quarter
•Adjusted EBITDA1 totaled $59.0 million compared to $56.5 million in the prior year quarter

Third Quarter YTD 2022 Highlights (Thirty-Nine Weeks Ended September 24, 2022)
•Net sales increased 5.0% to $1.14 billion as compared to $1.08 billion in the prior year period
•Net loss totaled $(2.5) million, or $(0.01) per diluted share, compared to a loss of $(44.9) million, or $(0.38) per diluted share, in the prior year period
•Adjusted diluted EPS1 was $0.38 per diluted share compared to $0.49 per diluted share in the prior year period
•Adjusted EBITDA1 totaled $165.3 million compared to $168.8 million in the prior year period

“Our best-in-class field sales and service team continue to solve complex labor and supply chain issues for our blue chip customer base," commented Doug Cahill, chairman, president and chief executive officer of Hillman. "With our fill rates for the year at 96%, we are gaining market share and strengthening customer relationships by keeping the shelves stocked at over 40,000 locations. Third quarter net sales increased and Adjusted EBITDA improved year-over-year as we realized the benefit of several price increases to offset higher costs."

“Looking forward, we see several catalysts that reinforce our competitive moat and our expectation for further growth. Near record homeowner’s equity in homes and an aging U.S. housing stock provide a meaningful driver of home improvement projects for years to come, which bodes well for our estimated 90% exposure to repair, remodel and maintenance activity. Our direct-to-store model is minimizing the impact of customer de-stocking while sourcing lead times have continued to improve since the beginning of the year. Further, our multiple price actions offset increased costs for the full year 2022 on a dollar-for-dollar basis. As we look toward 2023, we are positioned well to continue delivering unmatched performance to our customers while working down inventory and generating solid returns in our business.”

1.Adjusted EBITDA, Adjusted Diluted EPS, Net Debt, and Free Cash Flow are non-GAAP financial measures. Refer to the "Reconciliation of Adjusted EBITDA”, "Reconciliation of Adjusted Earnings per Share", "Reconciliation of Net Debt" and "Reconciliation of Free Cash Flow" sections of this press release for additional information as well as reconciliations between the company’s GAAP and non-GAAP financial results.

Balance Sheet and Liquidity at Quarter-End
•Total long-term debt was $914 million, compared to $907 million at the end of 2021. Net debt1 outstanding was $922 million, compared to $931 million at the end of 2021
•Liquidity available totaled approximately $225 million, consisting of $195 million of available borrowing under the revolving credit facility and $29 million of cash and equivalents
•Net debt1 to trailing twelve month Adjusted EBITDA was 4.5 times, unchanged from the end of 2021, and improved from 4.7 times at the end of the second quarter of 2022

Full Year 2022 Guidance - Update
Based on year-to-date performance and improved visibility on the remainder of the year, management is providing additional information on its full year 2022 guidance originally provided on March 2, 2022 with Hillman's fourth quarter 2021 results.

	Original Full Year 2022 Guidance	Updated Full Year 2022 Guidance
Net Sales	$1.5 billion - $1.6 billion	$1.46 billion - $1.50 billion
Adjusted EBITDA[1]	$207 million - $227 million	$207 million - $211 million
Free Cash Flow[1,2]	$120 million - $130 million	$75 million - $85 million

2. Note that the Free Cash Flow guidance excludes $16 million of royalty fee litigation judgement related to the Hy-Ko case as the payment timing is still to be determined.

Rocky Kraft, Hillman's chief financial officer, added: “Our team continues to serve our customers well, implement price increases, and control costs in this dynamic environment. Sales growth and solid margin performance were in part made possible by securing inventory in early 2022. That strategy has been successful and resulted in continuity of service to our customers and new business wins."

"However, sales volume has been softer than expectations, which ultimately impacted the timing of our planned inventory reductions. Additionally, we incurred one-time cash expenses related to patent litigation. In consideration of these factors, we have adjusted our net sales and free cash flow expectations for 2022 - while refining our Adjusted EBITDA guidance within our original range.

"With supply chains and lead times returning to more manageable levels, we are poised to generate stronger cash flow and further reduce leverage in 2023 as we continue to grow our business and bring working capital back in line with historical levels.”

Third Quarter 2022 Results Presentation
Hillman plans to host a conference call and webcast presentation today, November 3, 2022, at 8:30 a.m. Eastern Time to discuss its results. Chairman, President, and Chief Executive Officer Doug Cahill and Chief Financial Officer Rocky Kraft will host the results presentation.

Date: November 3, 2022
Time: 8:30 am Eastern Time
Listen-only Webcast: https://edge.media-server.com/mmc/p/ot8hfiec

A webcast replay will be available approximately one hour after the conclusion of the call using the link above.
Hillman’s earnings release, quarterly presentation, and Form 10-Q were filed with the SEC and are accessible on its Investor Relations website, https://ir.hillmangroup.com.

About Hillman Solutions Corp.
Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman Solutions Corp. (“Hillman”) and its subsidiaries are leading North American providers of complete hardware solutions, delivered with outstanding customer service to over 40,000 locations. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & industrial customers. Leveraging its leading distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency. For more information on Hillman, visit www.hillmangroup.com.

Forward-Looking Statements
This communication contains certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements, which are not historical facts and are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. All forward-looking statements are made in good faith by the company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve (4) ability to continue to innovate with new products and services; (5) seasonality; (6) large customer concentration; (7) ability to recruit and retain qualified employees; (8) the outcome of any legal proceedings that may be instituted against the Company (9) adverse changes in currency exchange rates; (10) the impact of COVID-19 on the Company’s business; or (11) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed on March 16, 2022. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.

Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:
Michael Koehler
Vice President of Investor Relations & Treasury
513-826-5495
IR@hillmangroup.com

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Net Income, GAAP Basis
(dollars in thousands)
Unaudited

	Thirteen Weeks Ended September 24, 2022	Thirteen Weeks Ended September 25, 2021	Thirty-nine Weeks Ended September 24, 2022	Thirty-nine Weeks Ended September 25, 2021
Net sales	$378,538	$364,480	$1,135,665	$1,081,476
Cost of sales (exclusive of depreciation and amortization shown separately below)	214,802	236,999	648,221	654,264
Selling, general and administrative expenses	133,246	110,447	366,013	325,288
Depreciation	14,312	14,454	41,738	46,065
Amortization	15,557	15,504	46,644	45,827
Management fees to related party	—	56	—	270
Other (income) expense, net	1,070	315	(3,124)	(2,232)
Income (loss) from operations	(449)	(13,295)	36,173	11,994
Loss on change in fair value of warrant liability	—	3,990	—	3,990
Interest expense, net	14,696	11,801	38,857	49,979
Interest expense on junior subordinated debentures	—	1,471	—	7,775
(Gain) loss on mark-to-market adjustments	—	(261)	—	(1,685)
Refinancing charges	—	8,070	—	8,070
Investment income on trust common securities	—	(44)	—	(233)
Income (loss) before income taxes	(15,145)	(38,322)	(2,684)	(55,902)
Income tax provision (benefit)	(5,679)	(5,798)	(147)	(11,023)
Net income (loss)	$(9,466)	$(32,524)	$(2,537)	$(44,879)

Basic and diluted income (loss) per share	$(0.05)	$(0.19)	$(0.01)	$(0.38)
Weighted average basic shares outstanding	194,370	168,440	194,171	116,945

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	September 24, 2022	December 25, 2021
ASSETS
Current assets:
Cash and cash equivalents	$29,228	$14,605
Accounts receivable, net of allowances of $2,446 ($2,891 - 2021)	126,138	107,212
Inventories, net	534,970	533,530
Other current assets	25,852	12,962
Total current assets	716,188	668,309
Property and equipment, net of accumulated depreciation of $320,767 ($284,069 - 2021)	181,260	174,312
Goodwill	823,626	825,371
Other intangibles, net of accumulated amortization of $398,638 ($352,695 - 2021)	749,126	794,700
Operating lease right of use assets	78,220	82,269
Deferred tax assets	—	1,323
Other assets	26,698	16,638
Total assets	$2,575,118	$2,562,922
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$150,620	$186,126
Current portion of debt and finance lease liabilities	12,805	11,404
Current portion of operating lease liabilities	12,868	13,088
Accrued expenses:
Salaries and wages	16,496	8,606
Pricing allowances	9,861	10,672
Income and other taxes	3,726	4,829
Interest	5,236	1,519
Other accrued liabilities	57,210	41,052
Total current liabilities	268,822	277,296
Long-term debt	913,815	906,531
Deferred tax liabilities	141,471	137,764
Operating lease liabilities	72,880	74,476
Other non-current liabilities	11,310	16,760
Total liabilities	$1,408,298	$1,412,827
Commitments and contingencies
Stockholders' equity:
Common stock, $0.0001 par, 500,000,000 shares authorized, 194,394,767 issued and outstanding at September 24, 2022 and 194,083,625 issued and 193,995,320 outstanding at December 25, 2021	20	20
Additional paid-in capital	1,400,084	1,387,410
Accumulated deficit	(212,718)	(210,181)
Accumulated other comprehensive income (loss)	(20,566)	(27,154)
Total stockholders' equity	1,166,820	1,150,095
Total liabilities and stockholders' equity	$2,575,118	$2,562,922

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	Thirty-nine Weeks Ended September 24, 2022	Thirty-nine Weeks Ended September 25, 2021
Cash flows from operating activities:
Net income (loss)	$(2,537)	$(44,879)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	88,382	91,892
Deferred income taxes	5,670	(21,538)
Deferred financing and original issue discount amortization	2,251	3,036
Stock-based compensation expense	10,789	8,817
Increase in fair value of warrant liabilities	—	3,990
Write off of deferred financing fees, premiums and discounts associated with debt refinancing	—	(8,372)
Change in fair value of contingent consideration	(2,926)	(1,110)
Other non-cash interest and change in fair value of interest rate swap	—	(1,685)
Changes in operating items:
Accounts receivable, net	(19,482)	(17,097)
Inventories, net	(6,004)	(110,065)
Other assets	(5,549)	3,003
Accounts payable	(34,648)	12,896
Other accrued liabilities	27,171	(24,193)
Net cash provided by (used for) operating activities	63,117	(105,305)
Cash flows from investing activities:
Acquisition of business, net of cash received	(2,500)	(39,102)
Capital expenditures	(46,431)	(36,955)
Net cash used for investing activities	(48,931)	(76,057)
Cash flows from financing activities:
Repayments of senior term loans	(6,384)	(1,072,042)
Borrowings on senior term loans	—	883,872
Proceeds from recapitalization of Landcadia, net of transaction costs	—	455,161
Proceeds from sale of common stock in PIPE, net of issuance costs	—	363,301
Repayments of senior notes	—	(330,000)
Repayment of Junior Subordinated Debentures	—	(108,707)
Financing fees	—	(20,988)
Borrowings on revolving credit loans	161,000	246,000
Repayments of revolving credit loans	(154,000)	(244,000)
Principal payments under finance lease obligations	(998)	(697)
Proceeds from exercise of stock options	1,885	1,761
Cash payments related to hedging activities	(1,421)	—
Other financing activities	1,809	—
Net cash provided by financing activities	1,891	173,661
Effect of exchange rate changes on cash	(1,454)	610
Net increase (decrease) in cash and cash equivalents	14,623	(7,091)
Cash and cash equivalents at beginning of period	14,605	21,520
Cash and cash equivalents at end of period	$29,228	$14,429

HILLMAN SOLUTIONS CORP.
Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Non-GAAP financial measures such as consolidated adjusted EBITDA and Adjusted Diluted Earnings per Share (EPS) exclude from the relevant GAAP metrics items that neither relate to the ordinary course of the Company’s business, nor reflect the Company’s underlying business performance.

Reconciliation of Adjusted EBITDA (Unaudited)
(dollars in thousands)

Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

	Thirteen Weeks Ended September 24, 2022	Thirteen Weeks Ended September 25, 2021	Thirty-nine Weeks Ended September 24, 2022	Thirty-nine Weeks Ended September 25, 2021
Net income (loss)	$(9,466)	$(32,524)	$(2,537)	$(44,879)
Income tax provision (benefit)	(5,679)	(5,798)	(147)	(11,023)
Interest expense, net	14,696	11,801	38,857	49,979
Interest expense on junior subordinated debentures	—	1,471	—	7,775
Investment income on trust common securities	—	(44)	—	(233)
Depreciation	14,312	14,454	41,738	46,065
Amortization	15,557	15,504	46,644	45,827
Mark-to-market adjustment of interest rate swap	—	(261)	—	(1,685)
EBITDA	$29,420	$4,603	$124,555	$91,826

Stock compensation expense	2,485	5,280	10,789	8,817
Management fees	—	56	—	270
Restructuring (1)	916	462	1,481	571
Litigation expense (2)	25,255	487	28,968	10,769
Acquisition and integration expense (3)	178	802	2,393	8,941
Change in fair value of contingent consideration	719	102	(2,926)	(1,110)
Buy-back expense (4)	—	650	—	2,000
Anti-dumping duties (5)	—	—	—	2,636
Loss on change in fair value of warrant liability	—	3,990	—	3,990
Refinancing charges(6)	—	8,070	—	8,070
Inventory valuation related charges(7)	—	32,026	—	32,026
Total adjusting items	$29,553	$51,925	$40,705	$76,980
Adjusted EBITDA	$58,973	$56,528	$165,260	$168,806

(1)Restructuring includes severance, consulting, and other costs associated with streamlining our operations.
(2)Litigation expense includes legal fees associated with our litigation with KeyMe, Inc. and Hy-Ko Products Company LLC.
(3)Acquisition and integration expense includes professional fees, non-recurring bonuses, and other costs related to the merger with Landcadia III and the secondary offering of shares in 2022.
(4)Infrequent buy backs associated with new business wins.
(5)Anti-dumping duties assessed related to the nail business for prior year purchases.
(6)In connection with the merger,we refinanced our Term Credit Agreement and ABL Revolver. Proceeds from the refinancing were used to redeem in full senior notes due July 15, 2022 (the “6.375% Senior Notes”) and the 11.6% Junior Subordinated Debentures.
(7)In the third quarter of 2021, we recorded an inventory valuation adjustment in our Hardware and Protective Solutions segment of $32.0 million primarily related to strategic review of our COVID-19 related product offerings. We evaluated our customers' needs and the market conditions and ultimately decided to exit the following protective product categories related to COVID-19; cleaning wipes, disinfecting sprays, face masks, and certain disposable gloves.

Reconciliation of Adjusted Diluted EPS (Unaudited)
(in thousands, except per share data)

We define Adjusted Diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that Adjusted Diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. The following is a reconciliation of reported diluted EPS from continuing operations to Adjusted Diluted EPS from continuing operations:

	Thirteen Weeks Ended September 24, 2022	Thirteen Weeks Ended September 25, 2021	Thirty-nine Weeks Ended September 24, 2022	Thirty-nine Weeks Ended September 25, 2021
Reconciliation to Adjusted Net Income
Net Income	$(9,466)	$(32,524)	$(2,537)	$(44,879)
Remove adjusting items (1)	29,553	51,925	40,705	76,980
Mark-to-Market adjustment on interest rate swaps (2)	—	(261)	—	(1,685)
Remove amortization expense	15,557	15,504	46,644	45,827
Remove tax benefit on adjusting items and amortization expense (3)	(7,685)	(12,142)	(10,720)	(17,803)
Adjusted Net Income	$27,959	$22,502	$74,092	$58,440

Reconciliation to Adjusted Diluted Earnings per Share
Diluted Earnings per Share	$(0.05)	$(0.19)	$(0.01)	$(0.38)
Remove adjusting items (1)	0.15	0.30	0.21	0.65
Impact of adjusted diluted shares	0.00	0.00	0.00	0.01
Mark-to-Market adjustment on interest rate swaps (2)	—	0.00	—	(0.01)
Remove amortization expense	0.08	0.09	0.24	0.39
Remove tax benefit on adjusting items and amortization expense (3)	(0.04)	(0.07)	(0.05)	(0.15)
Adjusted Diluted Earnings per Share	$0.14	$0.13	$0.38	$0.49

Reconciliation to Adjusted Diluted Shares Outstanding
Diluted Shares, as reported	194,370	168,440	194,171	116,945
Non-GAAP dilution adjustments
Dilutive effect of stock options and awards	655	2,446	1,456	1,433
Dilutive effect of warrants	—	539	—	180
Adjusted Diluted Shares	195,025	171,425	195,627	118,558
Note: Adjusted EPS may not add due to rounding.

(1)Please refer to "Reconciliation of Adjusted EBTIDA" table above for additional information on adjusting items. See "Per share impact of Adjusting Items" table below for the per share impact of each adjustment.

Per Share Impact of Adjusting Items

	Thirteen Weeks Ended September 24, 2022	Thirteen Weeks Ended September 25, 2021	Thirty-nine Weeks Ended September 24, 2022	Thirty-nine Weeks Ended September 25, 2021
Stock compensation expense	$0.01	$0.03	$0.06	$0.07
Management fees	—	0.00	—	0.00
Restructuring	0.00	0.00	0.01	0.00
Litigation expense	0.13	0.00	0.15	0.09
Acquisition and integration expense	0.00	0.00	0.01	0.08
Change in fair value of contingent consideration	0.00	0.00	(0.01)	(0.01)
Buy-back expense	—	0.00	—	0.02
Anti-dumping duties	—	—	—	0.02
Loss on change in fair value of warrant liability	—	0.02	—	0.03
Refinancing charges(6)	—	0.05	—	0.07
Inventory valuation related charges(7)	—	0.19	—	0.27
Total adjusting items	$0.15	$0.30	$0.21	$0.65

Note: Adjusting items may not add due to rounding.

(2)Reflects the mark to market adjustment on the interest rate swaps. Subsequent to the merger in 2021, the Company qualifies for hedge accounting on the swaps, which eliminates the mark to market adjustment.
(3)We have calculated the income tax effect of the non-GAAP adjustments shown above at the applicable statutory rate of 25.2% for the U.S. and 26.5% for Canada except for the following items:
a.The tax impact of stock compensation expense was calculated using the statutory rate of 25.2%, excluding certain awards that are non-deductible.
b.The tax impact of acquisition and integration expense included in "Other" was calculated using the statutory rate of 25.2%, excluding certain charges that were non-deductible.
c.Amortization expense for financial accounting purposes was offset by the tax benefit of deductible amortization expense using the statutory rate of 25.2%.

Reconciliation of Net Debt (Unaudited)

We define Net Debt as reported gross debt less cash on hand. Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company believes that Net Debt provides further insight and comparability into liquidity and capital structure. The following is a the calculation of Net Debt:

	September 24, 2022	December 25, 2021
Revolving loans	$100,000	$93,000
Senior term loan, due 2028	844,618	851,000
Finance leases	4,826	1,782
Other financing	1,809	$—
Gross debt	$951,253	$945,782
Less cash	29,228	14,605
Net debt	$922,025	$931,177

Reconciliation of Free Cash Flow (Unaudited)

We calculate free cash flow as cash flows from operating activities less capital expenditures. Free cash flow is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. We believe free cash flow is an important indicator of how much cash is generated by our business operations and is a measure of incremental cash available to invest in our business and meet our debt obligations.

	Thirty-nine Weeks Ended September 24, 2022	Thirty-nine Weeks Ended September 25, 2021
Net cash provided by (used for) operating activities	$63,117	$(105,305)
Capital expenditures	(46,431)	(36,955)
Free cash flow	$16,686	$(142,260)

Source: Hillman Solutions Corp.
###